Exhibit 99.1

Azenta Announces Agreement to Acquire Barkey Holding GmbH

CHELMSFORD, Mass., June 8, 2022 (PRNewswire) – Azenta, Inc. (Nasdaq: AZTA) today announced that it has entered into a definitive agreement to acquire Barkey Holding GmbH and its subsidiaries (“Barkey”), a leading provider of controlled rate thawing devices to medical, biotech and pharma industries. Barkey is headquartered in Leopoldshöhe, Germany.

Barkey has over four decades of expertise in the automated thawing of plasma, blood and stem cells and has more recently focused on cell and gene therapy (CGT) applications. Its key product lines are used for controlled rate thawing of cryopreserved samples and therapies. These products are used in R&D, clinical trials, GMP manufacturing and in hospitals. Barkey’s plasmatherm product is an automated cell thawing device approved by the FDA as a medical device for clinical use.

Steve Schwartz, President and CEO of Azenta, commented, “Barkey will add innovative products and capabilities that extend our extensive cold chain of condition portfolio of products and services, while also expanding our customer reach in the fast-growing CGT space, with more than 100 CGT customers to date. The controlled rate thawing of cryopreserved products to maximize reproducibility and viability of the sample is a natural extension of our advanced cryogenic offerings.”

The total cash purchase price for the acquisition will be approximately €80 million. The transaction is expected to close in early July upon satisfaction of customary closing conditions.

Co-owners Chris Barkey and Thomas Barkey, and COO Armin Nowack, who have led the company for over 20 years, will join Azenta and continue to lead the business as part of the Life Sciences Products segment. Barkey generated approximately €17 million in revenue over the last twelve months ending March 31st. The company expects the acquisition to be accretive to non-GAAP earnings immediately and to become accretive to GAAP-based earnings within the first year of ownership.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about the expected benefits of the pending acquisition of Barkey and the expected timing and probability of the completion of the acquisition. Factors that could cause results to differ from our expectations include the following: our ability to integrate Barkey’s business, the satisfaction of the closing conditions of the acquisition, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences

Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. As of December 1st, the company changed its name and ticker to Azenta, Inc. (Nasdaq: AZTA) from Brooks Automation, Inc, (Nasdaq: BRKS).

Azenta is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

INVESTOR CONTACTS:

Sara Silverman

Director, Investor Relations
Azenta Life Sciences
978.262.2635
sara.silverman@azenta.com

Sherry Dinsmore

Azenta Life Sciences

978.262.2400

sherry.dinsmore@azenta.com